UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2010
COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
In connection with the employment of Raymond William Braun as Chief Executive Officer and President of Cogdell Spencer Inc. (the “Company”), Mr. Braun purchased 74,516 shares, or approximately $500,000, of common stock, par value $0.01 per share (the “Common Stock”), from the Company at a price per share equal to $6.71.
Please see the disclosure contained under Item 5.02 below, which is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 20, 2010, the Company entered into an employment agreement (the “Agreement”) with Raymond William Braun (the “Executive”). Mr. Braun, age 52, will serve as the Company’s Chief Executive Officer and President. Mr. Braun’s previous experience includes serving as President of Health Care REIT, Inc. and he brings more than 13 years of real estate industry experience, specializing in the acquisition, development, and management of health care real estate.
The Agreement provides for a base salary of $400,000 per annum (“Annual Salary”). At least annually, the board of directors of the Company (the “Board”) will review the Executive’s Annual Salary and may provide for increases as it may determine in its sole discretion, based upon inflation, the Executive’s performance, comparable market salaries and other factors it deems relevant. In addition to Annual Salary, for the period from September 20, 2010 (the “Effective Date”) until December 31, 2010, the Executive will be eligible to receive a bonus of up to $100,000 based upon the satisfactory achievement of specific performance measures established by the Compensation Committee of the Board (the “Compensation Committee”) with input from the Executive and approved by the Board no later than October 5, 2010. For each fiscal year during the Executive’s term of employment following the Company’s 2010 fiscal year, the Executive will be eligible to receive an Annual Bonus (each, an “Annual Bonus”) of up to 100% of Annual Salary based upon the satisfaction of pre-established performance measures, each as determined by the Compensation Committee with input from the Executive and approved by the Board with respect to the year to which such bonus relates.
Pursuant to the terms of the Agreement, on the Effective Date the Executive purchased from the Company 74,516 restricted shares, or approximately $500,000, of Common Stock, at a price per share equal to $6.71, which was the average closing price of the Common Stock on the New York Stock Exchange for the five trading days immediately preceding (but excluding) the Effective Date. Pursuant to the terms of the Agreement, and specifically in consideration for the Executive purchasing the 74,516 shares referred to above, the Company agreed to grant the Executive an award of 74,516 shares, or approximately $500,000, of restricted Common Stock (the “Award”) under the Company’s Long Term Incentive Compensation Plan, which shares shall be forfeited if during the period from the Effective Date through December 31, 2013 (the “Restriction Period”) (1) there is a termination of the Executive’s employment for “cause” or by the Executive for any reason or (2) if the Executive sells or disposes any of the shares purchased by him as described above without the permission of the Board. In addition, under the Agreement the Company agreed to grant the Executive an award of 447,094 shares, or approximately $3,000,000, of restricted Common Stock (the “Performance Award”) under the Company’s 2010 Long Term Incentive Compensation Plan, the vesting of which will be subject to the satisfaction of pre-established performance measures that must be satisfied or exceeded by the Executive by December 31, 2013. Such performance measures will be established by the mutual agreement of the Compensation Committee and the Executive, subject to the approval of the Board, on or about December 31, 2010.

The initial term of the Agreement commenced on the Effective Date and continues through December 31, 2013, and shall automatically continue for an additional two-year period unless either party elects not to renew the Agreement on at least 180 days written notice prior to the end of the initial term. If the Agreement is terminated by the Company for “cause” or by the Executive for any reason or no reason, the Executive shall receive certain compensation, including Annual Salary earned and accrued prior to the date of termination, and shall forfeit the Award and the Performance Award described above. If the Agreement is terminated by the Company without “cause,” the Executive shall receive certain compensation, including (i) (A) Annual Salary earned and accrued prior to the date of termination and (B) within 30 days following the date of termination, a lump sum payment in an amount equal to the Annual Salary at the time of termination, (ii) a pro rata portion of the maximum potential Annual Bonus for the fiscal year in which the termination occurs, based on the number of days employed during such year, (iii) with respect to the Award, if the termination occurs (A) on or prior to December 31, 2011, the Restriction Period shall immediately lapse with respect to 24,839 shares (to the extent not previously forfeited); (B) between January 1, 2012 and December 31, 2012, the Restriction Period shall immediately lapse with respect to 49,677 shares (to the extent not previously forfeited); and (C) between January 1, 2013 and December 31, 2013, the Restriction Period shall immediately lapse on all shares (to the extent not previously forfeited); (iv) with respect to the Performance Award, if the termination occurs (A) on or prior to December 31, 2011, the Restriction Period shall immediately lapse with respect to 83,830 shares, and the Restriction Period may lapse with respect to up to an additional 27,943 shares as determined by the Board based upon the Board’s evaluation of the Executive’s progress towards the achievement of performance measures as of the date of termination; (B) between January 1, 2012 and December 31, 2012, the Restriction Period shall immediately lapse with respect to 111,774 shares, and the Restriction Period may lapse with respect to up to an additional 111,774 share as determined by the Board based upon the Board’s evaluation of the Executive’s progress towards the achievement of performance measures as of the date of termination; and (C) between January 1, 2013 and December 31, 2013, the Restriction Period shall immediately lapse with respect to 111,774 shares, and the Restriction Period may lapse with respect to up to an additional 335,320 shares as determined by the Board based upon the Board’s evaluation of the Executive’s progress towards the achievement of performance measures as of the date of termination; and (v) certain health benefits for a period of one year after the Executive’s termination of employment. If the Agreement is terminated due to death or disability of the Executive, the Executive will forfeit the Award and the Performance Award but shall be entitled to receive certain compensation, including (i) Annual Salary earned and accrued prior to the termination of employment, and (ii) 100% of the Annual Bonus potential for the year of termination. Upon a change in control of the Company, as defined in the Company’s 2010 Long Term Incentive Compensation Plan, the Award and the Performance Award shall fully vest. Upon a change of control of any subsidiary of the Company while the Executive is employed by the Company, the Company may, in its sole discretion, modify the performance measures established for the Performance Award to reflect such change in control.
The Agreement also contains certain non-competition, confidentiality and non-solicitation provisions.
The foregoing description of the Agreement is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing descriptions of the Award and the Performance Award are qualified in their entirety by reference to the award agreements relating thereto, copies of which are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the Executive’s purchase of restricted Common Stock is qualified in its entirety by reference to the Agreement and the subscription agreement relating thereto, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

On September 19, 2010, the Board also expanded the size of the Board and elected Mr. Braun to serve as a member of the Board, effective as of September 20, 2010. The Board believes that Mr. Braun should serve on the Board as a result of his leadership skills, strategic insights, broad capital markets expertise, industry experience and extensive industry relationships.
On September 20, 2010, Frank Spencer ended his full time leadership position as Chief Executive Officer and President of the Company. Mr. Spencer will remain as a member of the Board.
In addition, on September 20, 2010, Scott Ransom transitioned from President and Chief Executive Officer of, to Senior Advisor to, Erdman Company beginning as of October 1, 2010 and continuing through December 31, 2012, with the possibility of continued service for additional one-year periods at the discretion of the board of directors of Erdman Company, by mutual agreement with Mr. Ransom. Mr. Ransom will continue to serve as a member of the Board.
The foregoing description of Mr. Ransom’s transition to Senior Advisor of Erdman Company is qualified in its entirety by reference to the employment agreement related thereto, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

10.1	Employment Agreement, dated September 20, 2010, by and between Cogdell Spencer Inc. and Raymond William Braun

10.2	Employment Agreement, dated as of September 20, 2010, by and between Erdman Company and Scott A. Ransom

10.3	Award Restricted Stock Award Agreement

10.4	Performance Award Restricted Stock Award Agreement

10.5	Subscription Agreement, effective as of September 20, 2010, by and between Cogdell Spencer Inc. and Raymond William Braun

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Charles M. Handy
Charles M. Handy
Chief Financial Officer
Date: September 24, 2010